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                                                                 Exhibit 10.6(d)
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1997 Management Bonus Plan

Under the 1997 Management Bonus Plan, key employees of the Company (including executive officers of the Company) may be entitled to receive amounts ranging from 5% to 100% of their base pay, in the form of cash bonuses. Payment of bonuses will depend upon achievement of annual incentive plan operating targets.